MERRILL LYNCH HEALTHCARE FUND, INC.

FILE # 811-3595

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	LIST OF UNDERWRITERS
8/9/2005	Coley Pharmaceutical	37,300	6,000,000	Merrill Lynch JP Morgan Lazard & Co. Leerink Swann